UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

IPG PHOTONICS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

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IPG Photonics Corporation
50 Old Webster Road
Oxford, Massachusetts 01540

Dear IPG Photonics Stockholder:

We are writing to remind you that IPG Photonics Corporation (the “Company”) will be holding its annual meeting of stockholders on Tuesday, June 12, 2007 at 10:00 a.m. Eastern Time at our world headquarters at 50 Old Webster Road, Oxford, Massachusetts 01540. We previously sent to our stockholders a Notice of 2007 Annual Meeting of Stockholders and a Proxy Statement dated May 7, 2007 (the “Proxy Statement”). We urge you to promptly vote “FOR” each of the director nominees identified in the Proxy Statement and to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2007.

The time remaining to vote is short and your vote is very important. Accordingly, whether or not you plan to attend the annual meeting, we ask you to vote your shares if you have not already done so or if you wish to change your vote. If you have already returned your proxy card and do not wish to change your vote, there is no need for you to do anything further at this time. For your convenience, we have enclosed an additional proxy card. There are three ways to vote your shares by proxy:

•	Call the toll-free number listed on your proxy card;

•	Visit the Internet site address listed on your proxy card; or

•	Complete, sign, date and return your proxy card by mail in the envelope provided.

The Proxy Statement is hereby amended as set forth below. There are no other changes to the proxy statement. First, the following disclosure is hereby added to the section titled “Certain Relationships and Related Party Transactions”:

Transactions with International Gull Corporation

International Gull Corporation (“International Gull”) provides consulting services to us, including assistance in opening and managing our operations in India, and acts as a sales representative for us in India and Singapore. Consulting fees and commissions and health insurance reimbursement amounts paid to International Gull totaled $151,000 in 2006. We also reimbursed International Gull $32,000 for expenses incurred related to the performance of services to the Company. Verghese Mammen, the owner of International Gull, is the father of Timothy P.V. Mammen, our Chief Financial Officer. Timothy P.V. Mammen has no economic interest in International Gull. Verghese Mammen also serves as a director of our Indian subsidiary, for which he receives no additional compensation.

Second, the following information is hereby added as the final paragraph in the section titled “Policies and Procedures with Respect to Related Party Transactions”:

The Audit Committee charter was adopted by the Board in February 2006. The related party transaction involving International Gull was ratified and approved in June 2007.

Dated: June 5, 2007

Angelo P. Lopresti
Vice President, General Counsel and Secretary

Enclosures	002CS-14747